                                                                    Exhibit 16C












                        Performance Quotation Schedules

               Schedule or Computation of Performance Quotations
                            TS & W Equity Portfolio


1.  Average Annual Return (As of October 31, 1996)

P (1 + T)/N/ = ERV

WHERE:         P   = A hypothetical initial payment of $1,000
               T   = average annual total return
               N   = number of years
               ERV = ending redeemable value at end of the period


                                                     Since Inception
                     One Year                           07/17/92
                     --------                           --------

               P   =  $1,000                             $1,000
               T   =  21.450%                            12.006%
               N   =    1.00 years                         4.29 years
               ERV =  $1,215                             $1,627

               Schedule or Computation of Performance Quotations
                        T S & W Fixed Income Portfolio


1.  Average Annual Return (As of October 31, 1996)

P (1 + T)/N/ = ERV

WHERE:         P   = A hypothetical initial payment of $1,000
               T   = average annual total return
               N   = number of years
               ERV = ending redeemable value at end of the period


                                                      Since Inception
                     One Year                            07/17/92
                     --------                            --------

               P   =  $1,000                              $1,000
               T   =   4.403%                              5.860%
               N   =    1.00 years                          4.29 years
               ERV =  $1,044                              $1,277


2.  Yield (30 days ending October 31, 1996)   Yield = 2[(a-b/cd)+1) -1/6/]

Where: a = dividends and interest paid during the period $334,629 b = expenses accrued during the period (net of
                       reimbursements)                                   $42,195
                 c = the average daily number of shares outstanding
                       during the period                               5,950,678
                 d = the maximum offering price per share on the last
                       day of the period                                  $10.30
             Yield = 5.79%

               Schedule or Computation of Performance Quotations
                    T S & W International Equity Portfolio



1.  Average Annual Return (As of October 31, 1996)

P (1 + T)/N/ = ERV

WHERE:  P       =    A hypothetical initial payment of $1,000
        T       =    average annual total return
        N       =    number of years
        ERV     =    ending redeemable value at end of the period


                                     Since Inception
                     One Year           12/19/92
                     ---------          --------
        P       =      $1,000            $1,000
        T       =       8.711%           10.940%
        N       =        1.00 years        3.87 years
        ERV     =      $1,087            $1,495